UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2018

BAY BANKS OF VIRGINIA, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	0-22955	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 1801 Bayberry Court, Richmond, VA 23226

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 404-9668

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 22, 2018, Bay Banks of Virginia, Inc. (the “Company”), holding company for Virginia Commonwealth Bank and VCB Financial Group, announced that Ramsey K. Hamadi has been hired to serve as Chief Strategic Officer for the Company. Mr. Hamadi is a financial executive with 25 years of banking experience, including 14 years of service as a chief financial officer for banks over a billion dollars in assets. As Chief Strategic Officer, Mr. Hamadi will work with the Company’s board of directors and management to develop business and balance sheet strategies, and to improve risk management processes and oversight.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, March 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY BANKS OF VIRGINIA, INC.

By: /s/ Randal R. Greene
Randal R. Greene
President and Chief Executive Officer

March 22, 2018

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, March 22, 2018.